UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2011 (April 15, 2011)

GLOBAL CORNERSTONE HOLDINGS LIMITED

(Exact name of registrant as specified in its charter)

British Virgin Islands	6770	66-0758906
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

641 Lexington Avenue 28 th Floor New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 822-8165

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.            Entry into a Material Definitive Agreement.

On April 18, 2011, Global Cornerstone Holdings Limited (the “Company”) announced that, on April 15, 2011, it had priced its initial public offering (the “IPO”) of 8,000,000 units (the “IPO Units”), each unit (a “Unit”) consisting of one ordinary share, no par value per share (the “Ordinary Shares”), and a warrant (a “Warrant”) to purchase one Ordinary Share, pursuant to the registration statement on Form S-1 (File No. 333-172120) (the “Registration Statement”).  A copy of the Company’s press release is attached as Exhibit 99.1 hereto.  In connection with the IPO, the Company entered into various written agreements, including the following: (i) underwriting agreement, (ii) investment management trust agreement, (iii) registration rights agreement, (iv) warrant agreement and (v) a letter agreement with Global Cornerstone Holdings LLC, a limited liability company controlled by its officers, directors and advisor (the “Sponsor”) and the Company filed with the British Virgin Islands Registrar of Corporate Affairs its amended and restated memorandum and articles of association (“Memorandum and Articles”).  The purpose of this Current Report on Form 8-K is to file such agreements as executed in connection with the IPO.

Underwriting Agreement

On April 15, 2011, the Company entered into an underwriting agreement (the “Underwriting Agreement”) relating to the sale of the IPO Units.  A copy of the Underwriting Agreement entered into by and between the Company and Citigroup Global Markets Inc. (“Citi”), as representative of the underwriters (collectively, the “Underwriters”), is attached as Exhibit 1.1 hereto and is incorporated by reference herein.

A portion of the proceeds of the IPO and the Private Placement (as defined below) were placed into the Trust Account (as defined below) and shall be released upon the earlier of the consummation of a business combination (the “Business Combination”), the Company’s redemption of the public shares sold in the IPO if the Company is unable to consummate a Business Combination by January 20, 2013, or the Company’s liquidation (if no redemption occurs), as described in the Registration Statement and the Company’s Amended and Restated Memorandum and Articles of Association (the “Memorandum and Articles”).  The Underwriting Agreement provided for an underwriters’ discount in an amount equal to 5.5% of the gross proceeds of the IPO.  The Underwriters agreed that a portion of the underwriters’ discount (3.5% or $2,800,000) would be deposited into the Trust Account and payable to the Underwriters upon the consummation of the Business Combination.  The Company also granted the Underwriters a 45-day option to purchase up to an additional 1,200,000 Units from the Company on the same terms and at the same price as the 8,000,000 Units to cover over-allotments, if any.

Pursuant to the terms of the Underwriting Agreement, the sale of the IPO Units was completed on April 20, 2011 at a purchase price of $9.45 (the offering price to the public of $10.00 per Unit minus the underwriters’ discount of $0.20 per Unit and deferred underwriters’ discount of $0.35 per Unit).

The Underwriting Agreement includes certain customary representations, warranties and covenants by the Company.  It also provides that the Company will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments the Underwriters may be required to make because of any of those liabilities.

Sponsor Warrant Purchase Agreement

In accordance with the Sponsor Warrant Purchase Agreement, the Sponsor agreed to purchase from the Company an aggregate of 3,000,000 warrants (the “Private Placement Warrants”) at a purchase price of $1.00 per Private Placement Warrant in a private placement (the “Private Placement”) pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).  Such Private Placement was consummated (pursuant to the sponsor warrant purchase agreement described below) immediately prior to the effective date of the Registration Statement and the proceeds were deposited into the trust account.

The Warrants underlying the Units are exercisable for the period commencing on the later of 30 days after the Company’s completion of the Business Combination or April 20, 2012, and will expire five years from the date of completion of the Business Combination, or earlier upon redemption or liquidation. The Company may redeem the outstanding Warrants, in whole and not in part, at a price of $0.01 per Warrant at any time after the Warrants become exercisable upon a minimum of 30 days’ prior written notice and if and only if the last closing sales price of the Ordinary Shares equals or exceeds $17.50 per share for any 20 trading days within a 30-day trading period ending three business days before the Company sends notice of redemption.  The Private Placement Warrants are substantially similar to the Warrants, except that if held by the original holders or their permitted assigns, they (i) may be exercised for cash or on a cashless basis; (ii) are not subject to being called for redemption; and (iii) subject to certain limited exceptions, will be subject to transfer restrictions until 30 days following the consummation of the Business Combination.

Investment Management Trust Agreement

On April 15, 2011, the Company entered into an investment management trust agreement (the “Investment Management Trust Agreement”) with Continental Stock Transfer & Trust Company (“CST”) as trustee.  A copy of the Investment Management Trust Agreement is attached as Exhibit 10.1 hereto and is incorporated by reference herein.

Pursuant to the Investment Management Trust Agreement, a portion of the proceeds from the IPO and the Private Placement was deposited into a U.S. trust account (the “Trust Account”) and maintained by CST as trustee.  Of this amount, $2,800,000 represents the deferred underwriters’ discount, which amount shall be payable to the Underwriters upon the consummation of a Business Combination (or $3,200,000 if the over-allotment option is exercised in full).  The funds in the Trust Account will not be released until the earlier of the consummation of a Business Combination, the Company’s redemption of the public shares sold in the IPO if the Company is unable to consummate a Business Combination by January 20, 2013 or the Company’s liquidation (if no redemption occurs) as described in the Registration Statement and the Memorandum and Articles; provided, however, the Company shall be permitted to draw amounts from the interest earned on the amount in the Trust Account to pay taxes and for working capital requirements, and any amounts necessary to purchase up to 15% of the public shares in the event the Company seeks shareholder approval of a Business Combination pursuant to the proxy rules and not pursuant to the tender offer rules.  The proceeds held in the Trust Account may be invested by the trustee only in U.S. government treasury bills with a maturity of 180 days or less or in money market funds investing solely in U.S. Treasuries and meeting certain conditions under Rule 2a-7 under the Investment Company Act.

Holders of the Ordinary Shares underlying the Units (the “IPO Shares”) shall be entitled to receive funds from the Trust Account (including interest earned on the holder’s pro rata portion of the Trust Account) in the event the Company either redeems the IPO Shares or liquidates.  If the Company conducts the redemption pursuant to the tender offer rules, the redemption price payable per IPO Share shall be equal to the amount held in the Trust Account as of two business days prior to the commencement of the tender offer including interest but net of taxes payable, divided by the total number of IPO Shares.  If the Company conducts the redemption in conjunction with a shareholder vote, the Company will offer to redeem the IPO Shares, regardless of whether such shares are voted for or against the Business Combination, at a redemption price payable per share equal to the amount held in the Trust Account as of two business days prior to the commencement of the Business Combination including interest but net of taxes payable, divided by the total number of IPO Shares in accordance with a proxy solicitation pursuant to Regulation 14A of the Exchange Act.  In either case, the Company shall distribute to holders of IPO Shares no less than $10.00 per share (or $9.97 per IPO Share if the Underwriters’ over-allotment option is exercised in full).  In the event a Business Combination is consummated, all sums remaining in the Trust Account shall be released to the Company and there will be no restriction on the Company’s use of such funds.

Registration Rights Agreement

On April 15, 2011, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Sponsor.  A copy of the Registration Rights Agreement is attached as Exhibit 10.2 hereto and is incorporated by reference herein.

Pursuant to the Registration Rights Agreement, the holders of 25% in interest of the Ordinary Shares owned by the Sponsor prior to the IPO (the “Insider Shares”) or the Private Placement Warrants shall be entitled to require the Company, on three occasions at any time after the date on which the Insider Shares or Private Placement Warrants, respectively, are released from lockup, to register the Insider Shares and Private Placement Warrants.  In addition, the Sponsor has “piggyback” registration rights with respect to the Insider Shares and Private Placement Warrants commencing on the date on which the Insider Shares and Private Placement Warrants, respectively, are released from lockup.

Warrant Agreement

On April 15, 2011, the Company entered into a warrant agreement (the “Warrant Agreement”) with CST pursuant to which CST shall act as warrant agent in connection with the issuance, registration, transfer, exchange, redemption and exercise of the Warrants underlying the IPO Units (the “Public Warrants”) and the Private Placement Warrants (together with the Public Warrants, the “Company Warrants”).  A copy of the Warrant Agreement is attached as Exhibit 4.1 hereto and is incorporated by reference herein.

The Warrant Agreement provides for, among other things, the form and provisions of the Company Warrants and the manner in which the Company Warrants may be exercised.  The Warrant Agreement also contains certain transfer restrictions and anti-dilution provisions and the manner in which the Company Warrants may be redeemed.

Letter Agreement

On April 15, 2011, the Company entered into a letter agreement (the “Letter Agreement”) with the Sponsor, the members of the Sponsor and each of the officers and directors of the Company.  A copy of the Letter Agreement is attached as Exhibit 10.3 hereto and is incorporated by reference herein.

Pursuant to the Letter Agreement, and to the extent that the Underwriters do not exercise their over-allotment option to purchase an additional 1,200,000 Units, the Sponsor has agreed that it shall return to the Company for cancellation, at no cost, the number of Insider Shares determined by multiplying 263,414  by a fraction: (i) the numerator of which is 1,200,000 minus the number of Units purchased by the Underwriters upon the exercise of their over-allotment option, and (ii) the denominator of which is 1,200,000.  The Sponsor has also agreed that in the event the last sales price of the Ordinary Shares does not equal or exceed $13.00 (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period within four years following the closing the Business Combination, 4% of the Insider Shares issued and outstanding following the closing of the IPO shall be forfeited to the Company.

Messrs. James D. Dunning, Alan G. Hassenfeld and Gregory E. Smith have agreed, pursuant to the Letter Agreement, that they will be liable to the Company, pro-rata on a 40%, 40% and 20% basis, respectively, if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amounts in the Trust Account to below $10.00 per share except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the Underwriters against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, Messrs. Dunning, Hassenfeld and Smith will not be responsible to the extent of any liability for such third party claims.

Each of the members of the Sponsor, the Sponsor and the Company will not propose any amendment to the Company's Memorandum and Articles that would affect the substance or timing of the Company's obligation, as described in Regulation 23 of the Memorandum and Articles, to redeem the public shares.

Also pursuant to the Letter Agreement, the Sponsor agreed not to, except under certain limited circumstances (the “Share Lockup Period”) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, until: (A) one year after the completion of the Company’s initial Business Combination or earlier if, subsequent to the Company’s initial Business Combination, the last sales price of the Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for at least one period of 20 trading days within any 30-trading day period commencing at least 150 days after the Company’s initial Business Combination or (B) the Company consummates a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s stockholders having the right to exchange their Ordinary Shares for cash, securities or other property.

Until 30 days after the completion of the Company’s Business Combination (the “Warrant Lockup Period”), the Sponsor will not, except under certain limited circumstances, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, Private Placement Warrants.

During the Share Lockup Period, holders of the Insider Shares shall retain all other rights as shareholders, including, without limitation, the right to vote their Ordinary Shares. During the Share Lockup Period and Warrant Lockup Period, all dividends payable in cash with respect to such securities shall be paid to the Sponsor, but all dividends payable in Ordinary Shares or other non-cash property become subject to the applicable lockup period and early release as described above.

Item 9.01.            Financial Statements and Exhibits.

(d)	Exhibits

1.1	Underwriting Agreement, dated April 15, 2011, by and between Global Cornerstone Holdings Limited and Citigroup Global Markets Inc., as representative of the underwriters

3.1	Amended and Restated Memorandum and Articles of Association

4.1	Warrant Agreement, dated April 15, 2011, by and between Global Cornerstone Holdings Limited and Continental Stock Transfer & Trust Company

10.1	Investment Management Trust Agreement, dated April 15, 2011, by and between Global Cornerstone Holdings Limited and Continental Stock Transfer & Trust Company

10.2	Registration Rights Agreement, dated April 15, 2011, by and among Global Cornerstone Holdings Limited and the securityholders named therein

10.3
Letter Agreement, dated as of April 15, 2011, among the Registrant, Global Cornerstone Holdings LLC, each of the members of Global Cornerstone Holdings LLC and each of the directors and officers of the Registrant

99.1	Press Release, dated April 18, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 21, 2011	GLOBAL CORNERSTONE HOLDINGS LIMITED

	By:	/s/ James D. Dunning, Jr.
Name: James D. Dunning, Jr.
Title: Chairman and Chief
Executive Officer